Exhibit 10.9

EXECUTION VERSION

JOINDER TO GUARANTEE AGREEMENT

This JOINDER TO GUARANTEE AGREEMENT, dated as of July 29, 2010 (this “Joinder”) is entered into by RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”) and CREDIT SUISSE AG (formerly known as Credit Suisse) acting through its Cayman Islands Branch, as Administrative Agent (the “Administrative Agent”) for the Guaranteed Parties.

W I T N E S S E T H

Reference is made to the Five-Year Revolving Credit Agreement dated as of August 4, 2006 among Rayonier Inc., a North Carolina corporation (“Rayonier”), Rayonier TRS Holdings Inc., a Delaware corporation (“TRS”), Rayonier Forest Resources, L.P., a Delaware limited partnership (“RFR”), the Administrative Agent, the lenders from time to time party thereto, and the issuing banks from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Rayonier, TRS and the Administrative Agent are parties to that certain Guarantee Agreement dated as of August 4, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”; capitalized terms not otherwise defined herein have the respective meanings given to them in the Guarantee), entered into in connection with the Credit Agreement.

ROC, pursuant to an Assignment and Assumption Agreement of even date herewith, made between ROC and Rayonier, is joining the Credit Agreement as the Additional Borrower (as defined therein). Consequently, ROC is required by Section 3.03 of the Credit Agreement to become a Guarantor under the Guarantee.

Accordingly, pursuant to Section 3.03 of the Credit Agreement, the undersigned hereby agree as follows:

1. ROC hereby acknowledges, agrees and confirms that, upon its execution of this Joinder, it shall be a “Guarantor” under the Guarantee and shall have all of the obligations of a Guarantor thereunder, with the same force and effect as if it had originally been named a Guarantor in the Guarantee. ROC hereby guarantees, jointly and severally with the other Guarantors, the due and punctual payment and performance of the Obligations. ROC hereby agrees to be bound by all the terms and conditions of the Guarantee applicable to it as a Guarantor thereunder.

2. ROC represents and warrants that each of the representations and warranties set forth in the Guarantee and each other Loan Document applicable to it is true and correct both before and after giving effect to this Joinder, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date.

3. ROC represents and warrants that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute a Default or an Event of Default.

4. ROC agrees from time to time, upon request of the Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Joinder. Neither this Joinder nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Joinder) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 8.02 of the Credit Agreement, and all for purposes thereof, the notice address of ROC shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Joinder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder.

6. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder as of the day and year first above written.

RAYONIER OPERATING COMPANY LLC

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Chief
Financial Officer

Address for Notices:

[Signature Page to Joinder to Guarantee Agreement]

CREDIT SUISSE AG, acting through its Cayman Islands Branch, as Administrative Agent

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Managing Director

By:	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Associate

[Signature Page to Joinder to Guarantee Agreement]

Each of the undersigned (i) consents and agrees to this Joinder, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Guarantee) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with their respective terms, and agrees that the Guarantee shall guarantee the Obligations including without limitation the obligations of ROC now or hereafter owing under the Credit Agreement and the other Loan Documents.

CONSENTED, ACKNOWLEDGED AND AGREED:

RAYONIER INC.

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Chief Financial Officer

RAYONIER TRS HOLDINGS INC.

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Controller

[Acknowledgment Page to Joinder to Guarantee Agreement]